Certificate of Approval

For Establishment of Enterprises
with Foreign Investment in the People’s Republic of China

Approval Number:  Shangwaizi Jifu zi 2008 No 0003

Code for Import and Export Enterprise: 2200724881464

Date of Approval: January 15, 2008

Date of Issue: January 15, 2008

Certificate Number: 2200004913

Name of Enterprise: Tonghua Linyuan Grape Planting  Co., Ltd.

Address: Qingshi County, Ji’an City, the city of Tonghua

Type of Business: Enterprise with Foreign Investment

Duration of Operation: 10 years

Total Investment: ¥17,000,000

Registered: ¥10,330,000

Business Scope: Grape planting, manufacture, brewing, sales of wine

Name of Investors: China Ginseng Holdings, Inc.

Place of Registration: USA

Capital Contribution: $1,000,000